Exhibit 99.1

Contacts:	Samantha Moore	Stephanie Wakefield
	Director, Global Public Relations	Director, Investor Relations
	650-385-5259	650-385-5261
	smoore@informatica.com	swakefield@informatica.com
INFORMATICA REPORTS 31 PERCENT LICENSE-REVENUE GROWTH
Achieves record first-quarter earnings and revenues
REDWOOD CITY, Calif., April 20, 2006 — Informatica Corporation (NASDAQ: INFA), a leading provider of data integration software, today announced financial results for the first quarter ended March 31, 2006.
     Revenues for the first quarter of 2006 were $73.1 million, up 25 percent from the $58.4 million recorded in the first quarter of 2005. Net income for the first quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $5.3 million or $0.06 per diluted share, up 20 percent from net income of $4.3 million or $0.05 per diluted share in the first quarter of 2005. Results for the first quarter of 2006 reflect the impact of equity-based compensation as required by Financial Accounting Standards (FAS) 123R, whereas 2005 results exclude these expenses. Non-GAAP net income for the first quarter of 2006 was $11.3 million or $0.12 per diluted share, up over 71 percent from $6.4 million or $0.07 per diluted share in the first quarter of 2005.
     Non-GAAP net income excludes charges related to purchased in-process research and development, equity-based compensation, facilities restructurings and the amortization of acquired technology and intangible assets. A reconciliation of GAAP operating results and non-GAAP results is included below.
     “Our sustained record results highlight that our growth strategy is well aligned with our customers’ business imperatives,” said Sohaib Abbasi, chairman and CEO of Informatica. “Thirty one percent license-revenue growth is yet another step towards establishing Informatica as the dominant leader in the enterprise data integration market.”

Significant milestones achieved since January include:
•	Signed repeat business with 154 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included American Express Travel Related Services, American Greetings Corporation, China Administration of Taxation, Circuit City, Deutsche Bank, Habitat For Humanity International, Loyalty Group, Natexis Banques Populaires, ShinKong Life Insurance, Stock Exchange of Thailand, and TIAA-CREF.

•	Grew customer base to 2,550. Informatica completed transactions with 46 new customers. Another 93 customers were added as a result of the acquisition of Similarity Systems. New customers included Affymetrix, Australia Department of Education & Training, BNSF Railway Company, China Development Bank, General Re Services Corporation, SanDisk Corporation, and the Toronto District School Board.

•	Acquired leading data quality vendor. Further extending its technology leadership, Informatica acquired Dublin, Ireland-based Similarity Systems, the leading provider of business-focused data quality solutions. Similarity Systems’ patented technology for data quality includes capabilities for data profiling, standardization, cleansing, matching and monitoring. Informatica will offer these capabilities on a standalone basis and integrate them into the PowerCenter data integration product suite.

•	Raised $230 million in convertible senior notes offering. Informatica intends to use the net proceeds for working capital and general corporate purposes, which may include the acquisition of businesses, products, product rights, technologies, or strategic investments. Informatica also used $50 million of the net proceeds from the offering to fund the purchase of shares of its common stock concurrently with the offering of the notes.

•	Appointed chief marketing officer. Bringing a broad background in marketing enterprise software, Brian C. Gentile joined Informatica as executive vice president and chief marketing officer (CMO) responsible for worldwide marketing. Most recently the CMO for Aspect Communications, Gentile has more than 21 years of success in developing and leading the product strategy and go-to-market initiatives at several public enterprise software companies.

•	Expanded sales presence in Asia Pacific region. Informatica continued expanding its direct presence in the Asia Pacific region, establishing representative offices in Sydney, Australia and Singapore in the first quarter.

•	Enabled award-winning customer implementations. Informatica’s PowerCenter data integration platform was a critical component of Virginia’s Fairfax County Public Schools winning a coveted 2006 CIO Magazine Enterprise Value Award for its patented Education Decision Support Library (EDSL), a comprehensive repository of educational information. Informatica technology also enabled the Hong Kong Hospital Authority to win the 2006 Asia Pacific Information and Communication Technology Award (APICTA) for its comprehensive clinical-data repository.
Stock Repurchase Program
     Informatica also today announced that its board of directors has authorized a $30 million stock repurchase program. The company expects to repurchase shares to partially offset the otherwise dilutive impact of stock option exercise activity.
     Purchases may be made, from time to time, in the open market and will be funded from available working capital. The number of shares to be purchased and the timing of purchases will be based on several factors, including the price of Informatica’s stock, general business and market conditions, and other investment opportunities.
Conference Call and Webcast
     Informatica will be discussing its first quarter 2006 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 617-801-6888, reservation number 51463585.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2006	2005
Revenues:
License	$32,804	$24,956
Service	40,253	33,435

Total revenues	73,057	58,391

Cost of revenues:
License	1,527	710
Service	13,181	10,481
Amortization of acquired technology	452	236

Total cost of revenues	15,160	11,427

Gross profit	57,897	46,964

Operating expenses:
Research and development	13,058	10,247
Sales and marketing	31,523	25,358
General and administrative	6,643	5,106
Amortization of intangible assets	130	47
Facilities restructuring charges	1,149	1,558
Purchased in-process research and development	1,340	—

Total operating expenses	53,843	42,316

Income from operations	4,054	4,648
Interest income and other, net	2,368	1,033

Income before provision for income taxes	6,422	5,681
Income tax provision	1,154	1,372

Net income	$5,268	$4,309

Diluted net income (1)	$5,619	$4,309

Net income per share:
Basic	$0.06	$0.05

Diluted	$0.06	$0.05

Weighted shares used to compute net income per share:
Basic	87,566	86,886

Diluted (2)	97,147	89,284

(1)	In connection with the convertible senior notes offering, current period interest expense and amortization of issuance costs have been added back to net income in 2006 under the “if-converted method.”

(2)	In connection with the convertible notes offering, diluted weighted shares in 2006 includes the weighted common shares potentially issuable under the “if-converted method.”

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$201,577	$76,545
Short-term investments	212,065	185,649
Accounts receivable, net	36,827	50,533
Prepaid expenses and other current assets	11,171	9,342

Total current assets	461,640	322,069

Restricted cash	12,166	12,166
Property and equipment, net	19,746	21,026
Goodwill and intangible assets, net	137,757	85,229
Other assets	6,796	532

Total assets	$638,105	$441,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$39,000	$45,844
Accrued facilities restructuring charges	18,582	18,718
Deferred revenues	70,619	69,748

Total current liabilities	128,201	134,310

Convertible senior notes	230,000	—
Accrued facilities restructuring charges, less current portion	73,238	75,815
Deferred revenues, less current portion	7,471	8,167

Stockholders’ equity	199,195	222,730

Total liabilities and stockholders’ equity	$638,105	$441,022

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months Ended
	March 31,
	2006	2005
Operating activities
Net income	$5,268	$4,309
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,465	2,221
Allowance for doubtful accounts and sales returns allowances	—	(29)
Share-Based payments and amortization of stock-based compensation	3,000	238
Amortization of intangible assets and acquired technology	790	283
Non-cash facilities restructuring charges	1,149	1,558
Purchased in-process research and development	1,340	—
Changes in operating assets and liabilities:
Accounts receivable	16,321	16,038
Prepaid expenses and other assets	(1,413)	(3,873)
Accounts payable and other current liabilities	(11,936)	(7,230)
Accrued facilities restructuring charges	(3,821)	(5,199)
Deferred revenue	(439)	3,290

Net cash provided by operating activities	12,724	11,606

Investing activities
Purchases of property and equipment, net	(1,032)	(5,916)
Purchases of investments	(89,290)	(31,489)
Maturities and sales of investments	62,953	42,250
Acquisition of business, net of cash acquired	(46,720)	—

Net cash provided by (used in) investing activities	(74,089)	4,845

Financing activities
Proceeds from issuance of common stock	12,284	6,218
Repurchases and retirement of common stock	(49,956)	(5,270)
Issuance of convertible senior notes	230,000	—
Payment of issuance costs on convertible senior notes	(6,152)	—

Net cash provided by financing activities	186,176	948

Effect of foreign exchange rate changes on cash and cash equivalents	221	(552)

Net increase in cash and cash equivalents	125,032	16,847
Cash and cash equivalents at beginning of period	76,545	88,941

Cash and cash equivalents at end of period	$201,577	$105,788

About Informatica
     Informatica Corporation (NASDAQ: INFA) is a leading provider of enterprise data integration software and services. Using Informatica products, companies gain greater business value by integrating all their information assets. More than 2,500 companies worldwide rely on Informatica to reduce the cost and expedite the time to address data integration needs of any complexity and scale. For more information, call 650-385-5000 (1-800-970-1179 in the U.S.), or visit www.informatica.com.
INFORMATICA CORPORATION
Non-GAAP Results
(in thousands, except per share data and percentages)
(unaudited)
The following table reflects Informatica’s non-GAAP results reconciled to GAAP results as included in this release.

	Three Months Ended
	March 31,
	2006	2005

GAAP Net income	$5,268	$4,309

Plus:
Amortization of acquired technology	452	236
Amortization of intangible assets	130	47
Facilities restructuring charges	1,149	1,558
Purchased in-process research and development	1,340	—
Share-based payments	3,000	238

Non-GAAP Net income	$11,339	$6,388

	Three Months Ended
	March 31,
	2006	2005
Diluted net income per share:

Diluted GAAP Net income per share	$0.06	$0.05

Plus:
Amortization of acquired technology	0.01	0.00
Amortization of intangible assets	0.00	0.00
Facilities restructuring charges	0.01	0.02
Purchased in-process research and development	0.01	0.00
Share-based payments	0.03	0.00

Diluted Non-GAAP Net income per share	$0.12	$0.07

Shares used in computing diluted
GAAP Net income per share	97,147	89,284
Shares used in computing diluted
Non-GAAP Net income per share	98,102	89,284

Non-GAAP Financial Information
     To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses non-GAAP financial measures of net income and net income per share. These measures are adjusted to exclude the charges and expenses discussed above. The company believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends and marketplace performance. Informatica believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results, as well as comparability to similar companies in the company’s industry, many of which present similar non-GAAP financial measures to investors. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles in the United States.
Safe Harbor
     This press release contains forward-looking statements regarding the company’s intention to repurchase shares of its common stock under the stock repurchase program. Informatica’s intentions with regard to the stock repurchase program may be affected by a number of factors, which include the market price of the company’s stock, general business and market conditions, and management’s determination of alternative needs and uses of the company’s cash resources as well as those risks and uncertainties included under the caption “Risk Factors” in Informatica’s report on Form 10-K for the year ended December 31, 2005, which is on file with the SEC and is available on the company’s investor relations website at www.informatica.com. All information provided in this release is as of April 20, 2006, and Informatica undertakes no duty to update this information.
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Note: Informatica and PowerCenter are registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners. The development, release and timing of any Informatica product described in this release remain at the sole discretion of Informatica. This release should not be relied upon in making a purchasing decision.